Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Form 8-K/A of our report dated July 15, 2024, with respect to the consolidated financial statements of Svenska Petroleum Exploration AB.

/s/ KPMG AB

Stockholm, Sweden

July 15, 2024